Exhibit 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Invent Fortune Sdn. Bhd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Invent Fortune Sdn. Bhd. (the “Company”) as of June 30, 2026, and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended June 30, 2026, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2026, and the results of its operations and its cash flows for the year ended June 30, 2026 in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company incurred a net loss and negative cash flows from operating activities during the year ended June 30, 2026, had limited cash resources at June 30, 2026, and depends on the collection of amounts due from a related party to meet its obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ EliteCPA P.C.

We have served as the Company’s auditor since 2026.

Piscataway, New Jersey

November 10, 2026

F-2

INVENT FORTUNE SDN. BHD.

BALANCE SHEET AS OF JUNE 30, 2026

(All amounts in US$, except for number of shares)

As of June 30, 2026
ASSETS
Current Assets
Cash and cash equivalents	$2,933
Accounts receivable	24,707
Amount due from related parties	1,224,542
Prepayments and other current assets	676
Total Current Assets	1,252,858

Non-Current Assets
Plant and Equipment, net	868
Total Non-Current Assets	868
Total Assets	$1,253,726

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$57,736
Income tax payable and accrued expenses	56,308
Amount due to related parties	121,048
Total Current Liabilities	235,092
Total Liabilities	$235,092

Commitments and Contingencies (Note 11)

Shareholders’ Equity
Ordinary shares (no par value per share; 100 shares issued and outstanding as of June 30, 2026)	$-
Additional paid-in capital	810,883
Retained earnings	157,979
Accumulated other comprehensive income	49,772
Total Shareholders’ Equity	$1,018,634
Total Liabilities and Shareholders’ Equity	$1,253,726

The accompanying notes are an integral part of these financial statements.

F-3

INVENT FORTUNE SDN. BHD.

STATEMENT OF OPERATIONS AND

COMPREHENSIVE INCOME FOR THE YEAR ENDED JUNE 30, 2026

(All amounts in US$, except for number of shares and per share data)

For the year ended June 30, 2026
Revenues from third parties	$363,299
Revenues from a related party	771,037
Cost of revenues	(1,041,071)
Gross profit	93,265

Operating expenses
General and administrative expenses	(112,192)
Total operating expenses	(112,192)
Loss from operations	(18,927)
Income tax benefit	4,542
Net loss	$(14,385)

Other comprehensive income
Foreign currency translation adjustment, net of nil tax	26,261
Total comprehensive income	$11,876

The accompanying notes are an integral part of these financial statements.

F-4

INVENT FORTUNE SDN. BHD.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED JUNE 30, 2026

(All amounts in US$, except for number of shares)

	Ordinary shares		Additional paid-in	Retained	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	capital	earnings	income	equity
Balance as of July 1, 2025	100	$-	$448,373	$172,364	$23,511	$644,248
Net loss	-	-	-	(14,385)	-	(14,385)
Capital contributions from shareholders	-	-	362,510	-	-	362,510
Foreign currency translation	-	-	-	-	26,261	26,261
Balance as of June 30, 2026	100	$-	$810,883	$157,979	$49,772	$1,018,634

The accompanying notes are an integral part of these financial statements.

F-5

INVENT FORTUNE SDN. BHD.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED JUNE 30, 2026

(All amounts in US$)

For the year ended June 30, 2026
Cash flows from operating activities:
Net loss	$(14,385)
Changes in operating assets and liabilities:
Accounts receivable	(7,120)
Prepayments and other current assets	4,843
Amount due from related parties	(369,414)
Accounts payable	(16,278)
Income tax payable and accrued expenses	(11,081)
Net cash used in operating activities	$(413,435)

Cash flows from financing activities:
Proceeds from a related party	48,934
Proceeds from new shareholders	362,510
Net cash provided by financing activities	$411,444
Effect of exchange rate changes on cash and cash equivalents	176
Net change in cash and cash equivalents	$(1,815)
Cash and cash equivalents at the beginning of year	4,748
Cash and cash equivalents at the end of year	$2,933

Supplementary Information:
Income tax paid	$-
Interest expense paid	$-

The accompanying notes are an integral part of these financial statements.

F-6

INVENT FORTUNE SDN. BHD.

NOTES TO FINANCIAL STATEMENTS

(All amounts in US$, except for number of shares and per share data)

Note 1. Corporate information

Invent Fortune Sdn. Bhd. (the “Company”) is a private limited liability company incorporated and domiciled in Malaysia. The principal activity of the Company is the sale of waste plastic beverage bottles.

Ordinary shares of the Company have no par value. All ordinary shares carry one vote per share without restrictions.

Note 2. Summary of significant accounting policies

a. Basis of presentation and going concern

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reported in the accompanying financial statements, the Company incurred a net loss of $14,385 and net cash used in operating activities of $413,435 during the year ended June 30, 2026 and, as of June 30, 2026, had cash and cash equivalents of $2,933 against current liabilities of $235,092, and had an amount due from related parties of $1,224,542 representing substantially all of its current assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Notwithstanding the above, management has considered and, where practicable, implemented the following plans and actions in response to the conditions described above, with a view to obtaining adequate resources to continue in operation for at least one year after the date the financial statements are issued.

The Company’s principal source of liquidity is the collection of the amount due from related parties. In that regard, the Company considered supplementing its sources of funding through the following:

(i) The Company’s principal customer and related party, SGLA, is in the process of raising additional external financing. On May 22, 2026, SGLA entered into a subscription agreement with a third-party investor pursuant to which an aggregate of 2,000,000 shares of SGLA’s common stock were agreed to be sold at a purchase price of $0.50 per share, for an aggregate purchase price of $1,000,000. As of June 30, 2026, SGLA had received $200,000, and it will receive the remaining $800,000 within one year thereafter. SGLA has advised the Company that, subject to the completion of that fundraising, it intends progressively to repay the amounts owed to the Company, which management expects would provide the Company with additional cash resources to support its operations.

(ii) On August 7, 2026, SGLA, the Company’s principal customer and a related party of the Company, entered into stock purchase agreements to acquire (a) all of the equity interests of the Company for an aggregate of 36,527,833 shares of SGLA’s common stock and (b) 60% of the equity interests of Xing Da Plastics Sdn. Bhd. for an aggregate of 4,800,000 shares of SGLA’s common stock. The acquisitions are intended to establish an integrated waste management value chain covering the collection of plastic waste at source through to the production of finished recycled products, and the acquired businesses are expected to generate positive operating cash flows and to reduce the combined group’s dependence on external funding. Because the consideration is payable entirely in shares, the transactions do not of themselves provide the Company with any additional cash resources. On September 29, 2026, the acquisition of the Company was completed and the Company became a wholly owned subsidiary of SGLA (Note 12). Following completion, the Company’s funding requirements are expected to be met through financing raised by SGLA on a combined group basis, including equity financing in the capital markets, rather than through fundraising undertaken by the Company on a standalone basis.

(iii) In addition, the Company has taken immediate and significant mitigating actions to reduce costs and optimize the Company’s cash flow and liquidity.

Management has evaluated the matters described above and the related mitigating plans; however, management has concluded that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-7

Note 2. Summary of significant accounting policies(Continued)

b. Functional currency

The Company uses United States dollar (“US$”) as its reporting currency. The functional currency of the Company is Ringgit Malaysia (“RM”). All transactions are measured and recorded in the Company’s functional currency.

The financial statements of the Company are translated from the functional currency to the reporting currency, US$. Assets and liabilities of the Company are translated into US$ using the exchange rate in effect at each balance sheet date. Income and expense items are generally translated at the average exchange rates prevailing during the fiscal year. Foreign currency translation adjustments arising from these are accumulated as a separate component of shareholders’ equity on the financial statement.

Amounts in the Company’s local currency were translated into US dollars at the following exchange rates: as of June 30, 2026, the USD/MYR exchange rate was 4.0711, and for the year then ended June 30, 2026, the average USD/MYR exchange rate was 4.0871.

c. Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates used in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates under different assumptions or conditions. Significant accounting estimates include revenue recognition, the allowance for expected credit losses.

d. Fair value measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.
Level 3:	Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the year ended June 30, 2026. The carrying amount of cash and cash equivalents, accounts receivable, amount due from related parties, accounts payable and income tax payable and accrued expenses approximated their fair values as of June 30, 2026.

F-8

Note 2. Summary of significant accounting policies(Continued)

e. Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with a maturity period of three months or less to be cash or cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value.

f. Accounts receivable, net

Accounts receivable are stated at their net realizable value, which represents the outstanding balance net of an allowance for expected credit losses. The Company records accounts receivable and the corresponding revenue when it has an unconditional right to consideration upon transfer of goods to its customers.

The Company maintains an allowance for expected credit losses in accordance with ASC326 “Financial Instruments — Credit Losses”. The allowance represents management’s best estimate of current expected credit losses over the contractual life of the receivables, considering available information from internal and external sources relevant to assessing collectability, including historical credit loss experience, current economic conditions, and reasonable and supportable forecasts.

As of June 30, 2026, allowance of nil was recorded against accounts receivable.

g. Expected credit loss and accounts receivable

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 326 “Financial Instruments — Credit Losses” (“ASC 326”) on January 1, 2023.

The Company’s accounts receivable are within the scope of ASC 326. ASC 326 introduces an approach based on expected credit losses on financial assets at amortized cost. Upon adoption of ASC 326, the Company estimates the expected credit losses for accounts receivable using the roll-rate method on a collective basis when similar risk characteristics exist. Expected credit losses are included in general and administrative expenses in the statements of operations and comprehensive income. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Accounts receivable represent those receivables derived in the ordinary course of business, net of an allowance for any potentially uncollectible amounts. The Company makes estimates of expected credit and collectability trends for the allowance for credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, credit quality of its customers, current economic conditions, reasonable and supportable forecasts of future economic conditions that may vary by geography, customer-type, or industry sub-vertical, and other factors that may affect its ability to collect from customers.

Although the Company has historically not experienced significant credit losses, they may experience increasing credit loss risks from accounts receivable in future periods if its customers are adversely affected by economic pressures or uncertainty associated with local or global economic recessions, or other customer-specific factors, and actual experience in the future may differ from their past experiences or current assessment.

F-9

Note 2. Summary of significant accounting policies (Continued)

h. Prepayments and other current assets, net

Prepayments and other current assets primarily consist of advances to suppliers, prepaid expenses, and other accounts receivable.

i. Plant and equipment, net

Plant and equipment, net is stated at cost less accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of 30 or 120 months, depending on the asset category.

j. Impairment of long-lived assets

The Company reviews its long-lived assets, equipment, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated from the use of the asset and its eventual disposition. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the impaired assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There was no impairment of long-lived assets as of and for the year ended June 30, 2026.

k. Revenue recognition

The Company generates revenue from sales of waste plastic beverage bottles. The Company follows Financial Accounting Standards Board (FASB) ASC 606 and accounting standards updates (“ASU”) 2014-09 for revenue recognition. To determine revenue recognition for the arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps:

(1)	identify the contract(s) with a customer,

(2)	identify the performance obligations in the contract,

(3)	determine the transaction price,

(4)	allocate the transaction price to the performance obligations in the contract and

(5)	recognize revenue when (or as) the entity satisfies a performance obligation.

The Company recognizes revenue generally at a point in time when the waste plastic beverage bottles are delivered to customers. For the year ended June 30, 2026, all of the Company’s revenue of $1,134,336 was recognized at a point in time.

l. Cost of revenues

Cost of revenues primarily comprise the costs directly attributable to goods sold, including purchase costs and other directly related costs. These costs are recognised in profit or loss in the same period as the corresponding revenue is recognised.

m. General and administrative expenses

General and administrative expenses represent costs incurred for general management and administrative functions of the Company. These include professional and statutory fees, personnel-related costs, office and communication expenses, transportation and travelling costs, regulatory charges, and others. Such expenses are recognised in the period in which the related services are received or obligations are incurred.

F-10

Note 2. Summary of significant accounting policies (Continued)

n. Income tax

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

o. Capital structure

The Company is a privately held entity. As the Company does not have publicly traded common stock, earnings per share information is not presented.

p. Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a entity-wide basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making operating decisions and assessing performance as the source for determining the Company’s reportable segments.

The Company’s CODM is the chief executive officer. The CODM regularly reviews operating results and reviews revenues and net income when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment. Therefore, as the Company has determined it operates as a single reportable segment, the CODM assesses the Company’s performance and results of operations on a entity-wide basis.

q. Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

F-11

Note 2. Summary of significant accounting policies (Continued)

r. Comprehensive income

Comprehensive income is defined as a change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company’s comprehensive income was mainly include the foreign currency translation adjustments and net loss for all periods presented.

s. Dividends

Dividends are recognized when declared. No dividends were declared for the year ended June 30, 2026. The Company does not have any present plan to pay any dividends on ordinary shares in the foreseeable future. The Company currently intends to retain the available funds and any future earnings to operate and expand its business.

t. Employee benefit

The cost of all employee benefits to which the employees have become entitled as a result of service rendered to the entity during the reporting period is recognised as an expense in operations and comprehensive income.

Short-term employee benefits (including wages, salaries, social security contributions, short-term compensated absences, bonuses, non-monetary benefits, etc.) are measured at the undiscounted amount of benefits expected to be paid in exchange for the services rendered by employees.

u. Leases

In accordance with ASC Topic 842, Leases (“ASC 842”), the Company, using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedients, categorizes leases with contractual terms longer than twelve months as either operating or finance leases. However, the Company has no finance leases for any of the periods presented.

Right-of-Use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. As the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components separately.

The Company has elected the practical expedient under ASC 842 to not recognize right-of-use assets and lease liabilities for short-term leases (leases with original lease terms of 12 months or less). For short-term leases, the Company recognizes lease payments as expense on a straight-line basis over the lease term.

F-12

Note 2. Summary of significant accounting policies (Continued)

v. Recently adopted accounting standard updates

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures(“ASU 2023-07”). The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company has adopted ASU 2023-07 on July 1, 2025. As a result of adoption, the required disclosures have been included in Note 2 and Note 9.

w. Recently accounting pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires entities to make incremental income tax disclosures on an annual basis. The amendments require that public business entities disclose specific categories in the rate reconciliation and provide additional information for reconciling items meeting a quantitative threshold. The amendments also require disclosure of income taxes paid to be disaggregated by jurisdiction, and the disclosure of income tax expense disaggregated by federal, state, and foreign. Amendments are effective for annual periods beginning after December 15, 2025 and thereafter, with early adoption permitted. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting comprehensive (loss) income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The amendments in this update intend to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling, general and administrative expenses, and research and development). ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact from the adoption of this ASU on its financial statements.

F-13

Note 2. Summary of significant accounting policies (Continued)

w. Recently accounting pronouncements (Continued)

In January 2025, the FASB issued Accounting Standards Update (ASU) No. 2025-01, Income Statement — Reporting comprehensive (loss) income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. The amendment clarifies the effective date of ASU No. 2024-03 that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Accounting for and Disclosure of Software Costs (“ASU 2025-06”), which amends certain aspects of the accounting for and disclosure of internal-use software costs. ASU 2025-06 is effective for annual reporting periods beginning with the year ending December 31, 2028, with early adoption permitted. The Company is currently evaluating the impact of the above new accounting pronouncements or guidance on the financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the balance sheets, statements of operations and comprehensive income and cash flows.

Note 3. Concentration risk

Concentration of customers

For the year ended June 30, 2026, a related party accounted for 68% of the Company’s total revenue.

As of June 30, 2026, a related party accounted for approximately 98% of the Company’s total accounts receivable.

Concentration of suppliers

For the year ended June 30, 2026, four suppliers accounted for 19%, 14%, 10% and 8% of the Company’s total purchases, respectively.

As of June 30, 2026, four suppliers accounted for approximately 39%, 19%, 11% and 7% of the Company’s accounts payable, respectively.

F-14

Note 4. Accounts receivable, net

Accounts receivable, net consist of the following:

As of June 30, 2026
Accounts receivable	$24,707
Less: allowance for doubtful accounts	-
Accounts receivable, net	$24,707

Management evaluated historical collection experience, current conditions and forecast information and concluded expected credit losses were immaterial.

Note 5. Prepayments and other current assets, net

Prepayments and other current assets include:

As of June 30, 2026
Deposits	$12
Advance to suppliers	664
Subtotal	676
Less: allowance for doubtful accounts	-
Prepayments and other current assets, net	$676

Note 6. Plant and equipment, net

Plant and equipment, net consisted of the following:

As of June 30, 2026
Computer and software	$4,520
Furniture and fittings	870
Office equipment	246
Total	$5,636
Less: accumulated depreciation	(4,768)
Net carrying amount	$868

Depreciation expenses for the year ended June 30, 2026 were nil. No plant and equipment was acquired or disposed of during the year ended June 30, 2026.

F-15

Note 7. Income tax payable and accrued expenses

Income tax payable and accrued expenses consisted of the following:

As of June 30, 2026
Income tax payable	$55,613
Accrued expenses	695
Total	$56,308

Note 8. Income taxes

The Company’s principal tax jurisdiction is Malaysia. The applicable statutory corporate income tax rate is generally 24%.

The current and deferred components of the income tax benefit were as follows:

For the year ended June 30, 2026
Income tax benefit for the year:
Current	$4,542
Deferred	-
Total income tax benefit	$4,542

The following table reconciles the statutory rate to the Company’s effective tax rate.

For the year ended June 30, 2026
Malaysia Statutory income tax rates	24.0%
Permanent differences	-
Effective income tax rate	24.0%

Deferred income taxes

Deferred tax assets and liabilities are recognized for temporary differences between the financial reporting bases and the tax bases of assets and liabilities and for tax credit and net operating loss carryforwards, using enacted tax rates expected to apply in the periods in which such differences are expected to reverse, in accordance with ASC 740, Income Taxes.

As of June 30, 2026, the Company had no deferred income tax assets and no deferred income tax liabilities.

Uncertain tax positions

The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes. As of June 30, 2026, the Company had no unrecognized tax benefits and no material uncertain tax positions. Accordingly, the Company recognized no interest or penalties related to uncertain tax positions for the year ended June 30, 2026, and had no accrued interest or penalties as of June 30, 2026.

F-16

Note 9. Segment information

The Company manages its business in a centralized manner and operates as a single segment and accordingly has only one operating and reportable segment. The Company’s Chief Executive Officer serves as the CODM. The CODM regularly reviews entity-wide operating results and reviews revenues and net income as reported in the statement of operations and comprehensive income when making decisions about allocating resources and assessing performance of the segment, and hence, the Company has only one reportable segment.

The primary measures of segment revenue and profitability for the Company’s operating segment are considered to be revenue and net income. The CODM uses revenue to assess market performance and growth, and net income to evaluate segment profitability and cost management. Both measures are used together to allocate resources, including employee or capital resources. Significant expense categories regularly provided to and reviewed by the CODM include those presented in the statements of operations and comprehensive income as well as disaggregated expenses of payroll and welfare expenses and other general and administrative expenses.

The following table presents the segment information of the Company for the measurement of segment profitability for the year ended June 30, 2026:

For the year ended June 30, 2026
Revenues	1,134,336
Cost of revenues	(1,041,071)
Gross profit	$93,265
General and administrative expenses
– Payroll and welfare expenses	(33,709)
– Other general and administrative expenses	(78,483)
Loss from operations	$(18,927)
Income tax benefit	4,542
Net loss	$(14,385)

Substantially all of the Company’s revenues and long-lived assets are located in Malaysia.

F-17

Note 10. Related party transactions

The table below sets forth major related parties of the Company and their relationships with the Company:

Name	Relationship with the Company
Luo Xiong and Wo Kuk Ching	Shareholders and directors
Sino Green Land Corp. and its subsidiaries(“SGLA”)	Entity controlled by shareholders and directors
Empower International Trading Sdn Bhd.	Entity controlled by shareholders and directors

Amounts due from and (due to) related parties:

Related Parties	Nature	As of June 30, 2026
SGLA(1)	Accounts receivable	$1,224,542
Empower International Trading Sdn Bhd.(2)	Other payable	$(121,048)

(1): For the year ended June 30, 2026, the Company recognized revenue of $771,037 from sales of goods to SGLA. As of June 30, 2026, the Company had amounts due from SGLA of $1,224,542, which comprised trade receivables arising from sales of goods to SGLA. The amounts are unsecured, non-interest-bearing and, as of the date of this report, had not been settled.

(2): As of June 30, 2026, the Company had an amount due to Empower International Trading Sdn Bhd. of $121,048, which represented advances received from the related party. The amount is unsecured, non-interest-bearing and repayable on demand.

Note 11. Commitments and contingencies

From inception to date, the Company has not been a party to any legal proceedings, claims, or disputes arising in the ordinary course of business. As of June 30, 2026, the Company had no outstanding litigation, and there were no commitments or contingencies that management believes would have a material effect on the financial statements.

Note 12. Subsequent events

The Company evaluated all events and transactions that occurred after June 30, 2026, up through November 10, 2026, which is the date that these financial statements are issued, unless as disclosed below and elsewhere, there was no other material subsequent events occurred that would require recognition or disclosure in the Company’s financial statements.

On September 29, 2026, pursuant to the stock purchase agreement dated August 7, 2026, between SGLA and the Company’s equity holders, the Company became a wholly owned subsidiary of SGLA. Under that agreement, all of the Company’s issued and outstanding capital stock was transferred to SGLA in exchange for an aggregate of 36,527,833 shares of SGLA common stock, subject to the conditions set forth in the agreement. As of the date these financial statements are issued, approximately 7,305,567 shares of SGLA common stock have been issued.

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